Exhibit 8.1
[DAVIS WRIGHT TREMAINE LLP LETTERHEAD]

October 8, 2008

Clearwire Corporation
4400 Carillon Point
Kirkland, Washington 98033
Ladies and Gentlemen:
We have acted as tax counsel to Clearwire Corporation, a Delaware corporation (“Clearwire”), and New Clearwire Corporation, a Delaware corporation (“New Clearwire”), in connection with the conversion of Clearwire Class B Common Stock into Clearwire Class A Common Stock (the “Conversion”) and the subsequent merger of Clearwire with and into Clearwire Mergersub LLC, an indirect wholly owned Delaware limited liability company subsidiary of New Clearwire (the “Merger”), pursuant to the Transaction Agreement and Plan of Merger among Clearwire, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation, dated May 7, 2008 (the “Transaction Agreement” and, together with the Ancillary Agreements to the Transaction Agreement, the “Transaction Documents”). Pursuant to the Transaction Agreement, the Merger will occur after the Conversion. After completion of the Merger, the following additional transactions will occur: (i) Sprint HoldCo LLC, a Delaware limited liability company wholly owned by Sprint and certain of its direct or indirect subsidiaries, will contribute all of the outstanding limited liability company interests in Sprint Sub LLC to Clearwire Communications LLC, a Delaware limited liability company (“Clearwire Communications”), which, prior to such contribution and the contributions described in clause (ii) below, will at all times since its formation have been a wholly owned limited liability company subsidiary of New Clearwire, in exchange for nonvoting membership interests in Clearwire Communications and will acquire from New Clearwire an equal number of shares of New Clearwire Class B Common Stock in exchange for a cash capital contribution to New Clearwire, which cash New Clearwire will, in turn, contribute to Clearwire Communications in exchange for voting membership interests in Clearwire Communications; (ii) each of Comcast, TWC, BHN and Intel will contribute cash to Clearwire Communications in exchange for voting and nonvoting membership interests in Clearwire Communications and, immediately thereafter, each of Comcast, TWC, BHN and Intel will contribute to New Clearwire its voting membership interests in Clearwire Communications in exchange for an equal number of shares of New Clearwire Class B Common Stock; and (iii) Google will acquire from New Clearwire shares of New Clearwire Class A Common Stock in exchange for a cash capital contribution to New Clearwire, which cash New Clearwire will, in turn, contribute to Clearwire

Clearwire Corporation
October 8, 2008

Communications in exchange for voting and nonvoting membership interests in Clearwire Communications. New Clearwire, Clearwire Communications and Clearwire Mergersub LLC are referred to in the Transaction Agreement as NewCo, NewCo LLC and Clearwire Sub LLC, respectively.
In our capacity as tax counsel to Clearwire and New Clearwire, we are delivering this opinion to you in connection with the Registration Statement of New Clearwire on Form S-4 (File No. 333-153128) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended, and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Unless otherwise provided in this opinion letter, capitalized terms not defined herein shall have the meanings ascribed to such terms in the Transaction Agreement.
In rendering our opinions expressed below, we have reviewed and relied upon, with your permission and without independent investigation or verification, the facts, information, statements, representations, covenants and agreements contained in originals or copies identified to our satisfaction of the following: (i) the Transaction Documents; (ii) the Registration Statement, as amended through the date of this letter, together with all of the exhibits thereto; (iii) the proxy statement/prospectus contained in the Registration Statement, as amended through the date of this letter, together with all of the exhibits thereto (the “Proxy Statement”); (iv) the representation letters from each of Clearwire and New Clearwire addressed to us and dated as of the date of this letter (each, a “Representation Letter”); and (v) such other documents and records as we deemed necessary or appropriate as a basis for our opinions.
In addition, in rendering our opinions, we have assumed that (i) the Conversion, the Merger and the other transactions described in the Transaction Documents will be consummated in accordance with the terms of the Transaction Documents; (ii) none of the terms and conditions contained in the Transaction Documents have been waived or modified or will be waived or modified prior to the Closing in any respect material to the opinions expressed herein; (iii) the parties have complied with and, if applicable, will continue to comply with the covenants contained in the Transaction Documents; (iv) the statements as to factual matters contained in the Registration Statement and the Proxy Statement are and will remain at all times true, accurate and complete; (v) each of the representations, covenants and agreements in the Representation Letters is and will at all times remain true, accurate and complete without regard to any qualification as to knowledge or belief; and (vi) the Representation Letters will be re-executed and delivered to us by appropriate officers of Clearwire and New Clearwire as of the Effective Time.
We have further assumed the genuineness of all signatures, the authenticity of documents and records submitted to us as originals, the conformity to the originals of all documents and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents and records, and the completeness and accuracy as of the date of this

Clearwire Corporation
October 8, 2008

opinion letter and continuing as of the Closing of the facts, information, statements, representations, covenants and agreements contained in such documents and records.
The law covered by the opinions expressed herein is limited to United States Federal income tax law. Moreover, our opinions rendered in this opinion letter address only the qualification of the Conversion and the Merger as “reorganizations” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the United States Federal income tax consequences of such qualification to Clearwire and New Clearwire and to shareholders of Clearwire and New Clearwire that are “United States holders” as defined under the heading “Material United States Federal Income Tax Consequences of the Conversion and the Merger” in the Registration Statement, are subject to the limitations described under the heading “Material United States Federal Income Tax Consequences of the Conversion and the Merger” in the Registration Statement, and do not address any other United States Federal tax implications that might arise from the Conversion and/or the Merger, or any other activities and transactions.
Based upon, and subject to, the foregoing and the assumptions, exceptions, limitations and qualifications set forth herein and in the discussion in the Registration Statement under the heading “Material United States Federal Income Tax Consequences of the Conversion and the Merger,” we are of the opinion that:
     1. each of the Conversion and the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code;
     2. holders of shares of Clearwire Class B Common Stock will not recognize gain or loss on the exchange of such shares for shares of Clearwire Class A Common Stock in the Conversion;
     3. a Clearwire stockholder’s aggregate tax basis in the Clearwire Class A Common Stock received in the Conversion will equal the stockholder’s aggregate tax basis in the Clearwire Class B Common Stock surrendered in exchange therefor;
     4. a Clearwire stockholder’s holding period for the Clearwire Class A Common Stock received in the Conversion will include the holding period of the shares of Clearwire Class B Common Stock surrendered in exchange therefor;
     5. holders of shares of Clearwire Class A Common Stock will not recognize gain or loss on the exchange of such shares for shares of New Clearwire Class A Common Stock in the Merger;
     6. a Clearwire stockholder’s aggregate tax basis in the New Clearwire Class A Common Stock received in the Merger will equal the stockholder’s aggregate tax basis in the Clearwire Class A Common Stock surrendered in exchange therefor;

Clearwire Corporation
October 8, 2008

     7. a Clearwire stockholder’s holding period for the New Clearwire Class A Common Stock received in the Merger will include the holding period of the shares of Clearwire Class A Common Stock surrendered in exchange therefor; and
     8. neither Clearwire nor New Clearwire will recognize gain or loss in the Conversion or the Merger.
The foregoing opinions are based on the provisions of the Code, Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the Internal Revenue Service (the “I.R.S.”), private letter rulings, existing court decisions, and other authorities available, as of the date of this opinion letter, and the application of those authorities to the facts disclosed in the Transaction Documents and other documents we have reviewed in connection with rendering such opinions. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from those upon which our opinions are based, may significantly modify the opinions set forth in this opinion letter. It should be noted that no ruling has been sought from the I.R.S. with respect to the U.S. Federal income tax consequences of the Conversion or the Merger, and that this opinion letter is not binding on the I.R.S. or, if challenged, on any court.
In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the headings “Legal Matters” and “Material United States Federal Income Tax Consequences of the Conversion and the Merger” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder, nor do we authorize use of this opinion letter by any other person for any other purposes whatsoever without, in each instance, our prior written consent.
This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter, even though the changes may affect a legal analysis or conclusion in this opinion letter.
Very truly yours,
/s/ Davis Wright Tremaine LLP